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GLOBAL IMAGING SYSTEMS, INC.

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GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

July 14, 2005

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Global Imaging Systems, Inc. to be held on Monday, August 8, 2005, at 9:00 a.m., Eastern Daylight Savings Time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

The matters to be acted on at the meeting are described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote, and a postage paid envelope, in which to return your proxy are enclosed. A copy of our Annual Report to Shareholders is also enclosed.

We realize that each of you cannot attend the meeting and vote your shares in person. However, whether or not you plan to attend the meeting, we need your vote. We urge you to complete, sign, and return the enclosed proxy so that your shares will be represented. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

Remember, this is your opportunity to voice your opinion on matters affecting Global. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

/s/ Thomas S. Johnson
Thomas S. Johnson
Chairman and Chief Executive Officer

Enclosures

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on August 8, 2005

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Global Imaging Systems, Inc. to be held on Monday, August 8, 2005, at 9:00 a.m., Eastern Daylight Savings Time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624, to consider and vote upon the following matters:

1.	Election of three Directors to serve for a three-year term, and one Director to serve for a one-year term.

2.	Approval of an amendment to our 2004 Omnibus Long-Term Incentive Plan

3.	Any other matter that properly comes before the meeting.

Only shareholders of record at the close of business on July 8, 2005, will be entitled to vote at the Annual Meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

/s/ Lawrence Paine
Lawrence Paine
Vice President, Secretary and General Counsel

Tampa, Florida

July 14, 2005

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

Tampa, Florida 33624

PROXY STATEMENT

This proxy statement contains information about the 2005 Annual Meeting of Shareholders of Global Imaging Systems, Inc.

The meeting will be held on Monday, August 8, 2005, beginning at 9:00 a.m., Eastern Daylight Savings Time at the Company’s principal offices at 3820 NORTHDALE BOULEVARD, SUITE 200A Tampa, Florida 33624.

This proxy statement is first being sent to our shareholders on or about July 13, 2005, in connection with the solicitation of proxies by the Company’s Board of Directors for the meeting.

I. General Information About the Annual Meeting

Who Can Vote? You are entitled to vote your stock at the meeting if our records show that you held your shares as of the close of business on July 8, 2005. At the close of business on July 8, 2005, a total of 23,055,370 shares of common stock of the Company were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed proxy card shows the number of shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties except as required by law.

Matters to be Considered. You will be asked to consider two proposals at the meeting.

Proposal 1 asks you to elect three members of our Board of Directors to serve as Class I Directors until the 2008 Annual Meeting of Shareholders, and one member of our Board of Directors to serve as a Class II Director until the 2006 Annual Meeting of Shareholders.

Proposal 2 asks you to approve an amendment to the Company’s 2004 Omnibus Long-Term Incentive Plan.

Voting by Proxies. If your common stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope which we have provided to you. Of course, you can always attend the meeting and vote your shares in person.

The proxies will vote your shares in accordance with your instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

We are not aware of any other matters to be presented at the meeting except for those described in this proxy statement. If any other matters are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is continued or postponed, your common stock may be voted by the proxies at the new meeting as well, unless you revoke your proxy instructions.

How to Revoke Your Proxy. You can revoke your proxy at any time before it is voted at the meeting by (1) notifying the Secretary in writing, (2) delivering a later-dated proxy, or (3) attending the meeting and voting your shares in person.

Quorum; How Votes Are Counted. The meeting will be held if a majority of the outstanding shares of common stock is represented at the meeting. This is called a quorum. If you return valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining if there is a quorum, even if you wish to abstain from voting on some or all of the matters considered at the meeting. If you hold your common stock through a broker, bank or other nominee, the nominee may only vote the common stock it holds in accordance with your instructions. Shares of common stock held by nominees who cannot exercise discretionary authority to vote the shares because the beneficial owner of the shares has not provided voting instructions to the nominee, commonly referred to as “broker non-votes”, will be counted for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on the vote for election of Directors. Approval of an Amendment to our 2004 Omnibus Long-Term Incentive Plan requires the favorable vote of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same practical effect as a vote against this proposal, and broker non-votes will have no effect.

Cost of This Proxy Solicitation. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our employees may solicit proxies personally and by telephone. No employee will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

Householding. If you and other residents at your mailing address own shares of the Company’s common stock in “street” name, your broker or bank may have given you notice that each household will receive only one annual report and one proxy statement for each company in which you hold stock through that broker or bank. This practice is known as “householding.” Unless you responded that you do not wish to participate in householding, you will be deemed to have consented to participating and only one copy of the Company’s annual report and proxy statement will be sent to that address. Each shareholder will, however, receive a separate proxy card.

If you wish to receive your own set of the Company’s future annual reports and proxy statements, or if you share an address with another shareholder and would like to receive only one set of these documents, please contact our Secretary at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 or (813) 960-5508, being sure to supply the names of all shareholders at the same address, the name of the bank or brokerage firm, and the account number(s). The revocation of a consent to householding will be effective 30 days after the notice is received.

If you did not receive an individual copy of the Company’s 2005 Annual Report to Shareholders or this proxy statement, and wish to do so, please contact our Secretary with an oral or written request, and we will promptly send you a separate copy of the Annual Report to Shareholders or proxy statement. If you are receiving multiple copies of the Company’s Annual Reports or proxy statements and you wish to receive only a single copy, please contact our Secretary at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 or at (813) 960-5508.

Electronic Access to Proxy Materials and Annual Reports. This proxy statement, our 2005 Annual Report to Shareholders and our annual report on Form 10-K are available on our website located at www.global-imaging.com. Please note that the information on our website is not incorporated by reference in this proxy statement. If you are a street name shareholder, you can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to the information provided by the institution that holds your shares and follow their instructions on how to elect to view future proxy statements and annual reports over the internet.

II. Corporate Governance

The Board believes good corporate governance is essential to ensure the Company is managed for the long-term benefit of its shareholders. The Board, acting on the recommendation of its Governance Committee, has developed and adopted corporate governance principles to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. A copy of our Corporate Governance Principals is posted on our website at www.global-imaging.com.

Directors. Our Board of Directors is comprised of nine members divided into three classes, with members of one class of the Directors elected by the shareholders each year.

Our Class I Directors, whose terms expire in 2005, are:

Mark A. Harris, 48, rejoined our Board of Directors commencing May 2003. Mr. Harris previously served as a Director of the Company from January 2002 to December 2002. He has served as Chairman of the Nominating Committee since 2003. Since December 2002, Mr. Harris has practiced corporate law as a partner in the Chicago office of McDermott Will & Emery, LLP. From September 2001 to December 2002, Mr. Harris served as Chief Operating Officer and Principal, Portfolio Manager of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. From March 2000 to August 2001, Mr. Harris was Vice President and General Counsel of PrairieComm, Inc. He also served as Senior Vice President and Chief Legal Officer of Click Commerce, Inc. during the period from March 2000 to September 2000. Prior to March 2000, Mr. Harris practiced corporate and tax law as a partner in the Chicago office of Latham & Watkins LLP. Mr. Harris received his B.A., summa cum laude, from Saint Louis University and a J.D., cum laude, from Northwestern University School of Law.

Edward N. Patrone, 70, has served as our Director since August 1998. He is currently the Chairman of the Compensation Committee. Currently retired, Mr. Patrone served as senior consultant to IKON from 1991 to 1997, and in various executive positions with IKON prior to that time, including President and Chief Executive Officer of Paper Corporation of America, a subsidiary of IKON, from 1988 to 1991, and as Executive Vice President from 1983 to 1988. Mr. Patrone has been active in the automated office product industry for over 17 years.

Edward J. Smith, 57, has served as our Director since November 2004. Mr. Smith has been president of Barnegat Bay Capital, Inc. since 2001. Barnegat Bay Capital, Inc., which he founded in 2001, provides corporate finance advisory services to public and private companies. He is also a director of Fargo Electronics, Inc., where he serves as chairman of its compensation committee and as a member of its audit committee. From 1992 to 2001, Mr. Smith was a managing director in the high technology investment banking group at Prudential Securities Incorporated.

Our Class II Directors, whose terms expire in 2006 are:

Daniel T. Hendrix, 50, has served as a Director since January 2003. Mr. Hendrix is President, Chief Executive Officer and a director of Nasdaq-listed Interface, Inc., the world’s largest carpet tile manufacturer. Since 1983, Mr. Hendrix has held various positions with Interface including Chief Financial Officer, which he held for 16 years prior to being elevated to President and Chief Executive Officer in 2001. Mr. Hendrix also serves as a director of American Woodmark Corporation. An accounting graduate from Florida State University, he also served for six years as an audit manager with a national accounting firm.

Michael E. Shea, Jr., 57, has served as a Director and our President and Chief Operating Officer since January 26, 2005. From 2001 until 2005, Mr. Shea was our Senior Vice President—Sales and Marketing. Mr. Shea founded Connecticut Business Systems in 1986 and served as its President until 2004. Connecticut Business Systems was acquired by the Company in 1998. Previously, he spent 14 years with Savin Corporation in numerous management positions, most recently as vice president of sales responsible for dealer and branch operations.

M. Lazane Smith, 50, has served as a Director since January 2003. Ms. Smith recently retired as Senior Vice President, Finance and Chief Financial Officer, Secretary and a director of CompuCom Systems, Inc. Ms. Smith joined CompuCom as Corporate Controller in 1993, becoming Chief Financial Officer in 1997. For five previous years, Ms. Smith held various financial positions with Coca-Cola Enterprises, Inc. Ms. Smith is an accounting graduate from the University of Texas at San Antonio and is a member of the American Institute of CPAs and the Financial Executive Institute.

Our Class III Directors, whose terms expire in 2007, are:

Thomas S. Johnson, 59, has served as a Director and as Chief Executive Officer since our founding in June 1994. He has served as Chairman since August 2003. From 1991 to 1994, Mr. Johnson was an office technology solutions industry consultant. From 1989 to 1990, Mr. Johnson served as Chief Operating Officer for Danka. From 1975 to 1989, Mr. Johnson worked at IKON (formerly known as Alco Standard Corporation) in various staff and operating roles. At the time, Mr. Johnson left IKON, he was Vice President-Operations of the Office Products group and was responsible for acquisitions and turning around under-performing operations. Mr. Johnson has been involved in the acquisition of over 80 office equipment dealers since 1985, and has over 25 years of experience in acquiring and integrating businesses. Mr. Johnson graduated with a B.S. degree from the University of Florida in 1972 and received his M.B.A. from Harvard Business School in 1976.

R. Eric McCarthey, 49, has served as a Director since January 2001 and Chairman of the Audit Committee since 2002. Mr. McCarthey is a Senior Vice President of The Coca-Cola Company and a member of the Senior Operating Committee of the North America Business group at The Coca-Cola Company. Mr. McCarthey has served in various North America and International positions at The Coca-Cola Company since 1981. Mr. McCarthey completed the director certification workshop at U.C.L.A. and passed the ISS written test encompassing all critical aspects of the role of directors. He has a B.A. from the University of Colorado and an M.B.A. from the University of Southern California.

Raymond Schilling, 50, was elected to our Board of Directors at the Annual Meeting held August 16, 2004. Mr. Schilling has served as our Executive Vice President and Chief Financial Officer since February 10, 2005. From 1994 until 2005, he served as our Senior Vice President and Chief Financial Officer. From 1994 until 2004, Mr. Schilling also served as our Treasurer and our Secretary. From 1988 to 1994, Mr. Schilling was Vice President-Finance of the California/Nevada region of McCaw Communications and responsible for all of its finance and administrative functions. From 1980 to 1988, Mr. Schilling worked with Mr. Thomas S. Johnson at IKON in various accounting and financial reporting functions, including as controller of Alco Office Products, where his responsibilities included acquisitions and evaluation, integration, development and installation of financial systems. From 1986 to 1988, Mr. Schilling was also Vice President of Finance and Administration of San Sierra Business Systems (an Alco Office Products dealer). From 1976 to 1980, Mr. Schilling was employed by Price Waterhouse as a C.P.A. In total, Mr. Schilling has been involved in the acquisition of numerous businesses and has over 18 years of experience in acquiring and integrating businesses. Mr. Schilling graduated with a B.A. in Economics and Accounting from Muhlenberg College in 1976.

Board Determination of Independence. The Board believes a substantial majority (generally at least two independent directors for each non-independent director) of the Board should be independent directors. The Board also believes it is useful and appropriate for the Company’s Chief Executive Officer (“CEO”) to serve on the Board as well as other members of the Company’s management whose experience and role at the Company are expected to help the Board fulfill its responsibilities. Under NASDAQ rules applicable to the Company on the date of the Annual Meeting, a Director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Company’s Board has determined that Ms. Smith and Messrs. Harris, Hendrix, McCarthy, Patrone, and Smith are “independent directors” as defined under NASDAQ Market place Rule 4200(a)(15).

Director Candidates. The process followed by the Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Governance Committee applies the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts on the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to the Board and Committee matters;

•	The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company and its subsidiaries; and

•	Diversity of viewpoints, background, experience and other demographics.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholders or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Governance Committee, c/o Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Attendance at Annual Meeting of Shareholders. All Directors are expected to attend the Annual Meeting of Shareholders.

Meetings of the Board. The Board of Directors held seven meetings during the fiscal year ended March 31, 2005. During the fiscal year, each member of the Board of Directors attended more than 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of which such Director was a member.

Board Committees. Our Board of Directors has established three committees which include an Audit Committee, a Compensation Committee and a Governance Committee (formerly our Nominating Committee). The Board has determined that all of the members of the Audit, Compensation and Governance Committees are independent as defined under the new NASDAQ rules that are applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is a separately-designated Standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the NASDAQ rules that apply to the Company on the date of the Annual Meeting and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

Audit Committee. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is responsible for:

•	The appointment, compensation and oversight of our independent public accountants.

•	The direct oversight of our internal audit function, including personnel decisions, reviewing and approving the scope of work to be performed by the Company’s internal auditors, and receiving independent reports from the Company’s independent registered public accounting firm.

•	Reviewing audit plans and results with our independent registered public accounting firm.

•	Reviewing the independence of the independent registered public accounting firm.

•	Considering the range of audit and non-audit fees.

•	Reviewing our internal accounting controls.

The Audit Committee held eleven meetings during the fiscal year ended March 31, 2005. R. Eric McCarthey, Chairman, Daniel T. Hendrix, Edward J. Smith and M. Lazane Smith, all of whom are independent directors, are the members of the Audit Committee. The Board has determined that Ms. Smith is an independent “audit committee financial expert” as defined under the rules of the SEC.

Compensation Committee. The primary duties and responsibilities of our Compensation Committee are:

•	In consultation with senior management, establish the Company’s general compensation philosophy, and oversee the development and implementation of compensation programs.

•	Review and approve corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluate the performance of the CEO in light of those goals and objectives, and have the sole authority to determine the CEO’s compensation level based on this evaluation. In determining the long-term incentive components of the CEO’s compensation, the Committee will consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards granted to the CEO in other years.

•	Review, and in consultation with the CEO, approve compensation and benefits for the COO, CFO and other executive and senior officers of the Company.

•	Recommend, subject to the approval of the Board, compensation and benefits for the Directors.

•	Approve annual incentive plans and merit plans for the officers and employees of the Company.

•	Supervise the administration of all current employee benefit plans and any other benefit plans that may from time-to-time be created.

•	Grant stock options, restricted stock and other awards of the Company’s stock to Directors, officers and employees of the Company pursuant to the Company’s stock incentive plans as approved by the Company’s shareholders and as may from time-to-time be amended.

•	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility and establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

•	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.

The Compensation Committee held four meetings during the fiscal year ended March 31, 2005. Edward N. Patrone, Chairman, Mark A. Harris, Daniel T. Hendrix, and R. Eric McCarthey, all of whom are independent directors, are the members of the Compensation Committee.

Governance Committee. The primary duties and responsibilities of our Governance Committee, formerly our Nominating Committee, are:

•	Determine the slate of Director nominees for election to the Company’s Board of Directors.

•	Identify and recommend candidates to fill vacancies occurring between annual shareholder meetings.

•	Develop and implement: (i) the Company’s Corporate Governance Principles; (ii) succession plans for the Company’s CEO and other senior managers; (iii) policies and procedures for evaluation of the Board and its members; (iv) policies and procedures for the review and, if necessary, amendment of the Charters of the Committees of the Board; (v) policies and procedures for the receipt and investigation of employee complaints; and (vi) such other policies and procedures the Committee deems appropriate to facilitate good corporate governance and promote corporate responsibility.

The Governance Committee, formerly our Nominating Committee, held three meetings during the fiscal year ended March 31, 2005. In making recommendations for Directors for the 2005 Annual Meeting, the Nominating Committee may consider any written suggestion of shareholders received by the Secretary of Global by June 17, 2005. Mark A. Harris, Chairman, Edward N. Patrone, Edward J. Smith and M. Lazane Smith, all of whom are independent directors, are the members of the Governance Committee.

Communicating with the Independent Directors. The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. The General Counsel is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other Directors as the General Counsel considers appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the General Counsel considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o General Counsel, Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

Compensation of Directors. All of our Directors are entitled to be reimbursed for certain expenses in connection with their attendance at Board and Committee meetings. On February 10, 2005, our Board, acting upon the recommendation of the Compensation Committee, adopted the following compensation policy for independent directors:

•	An annual retainer of $30,000, payable quarterly;

•	An annual committee meeting fee of $5,000 per Director, per Committee, payable quarterly;

•	An additional annual Committee meeting fee of $5,000 to each member of the Company’s Audit Committee, payable quarterly;

•	An additional annual Committee meeting fee of $2,500 payable quarterly to the Director serving as the Chair of the Company’s Compensation Committee and to the Director Serving as the Chair of the Governance Committee;

•	An additional annual Committee meeting fee of $7,500 payable quarterly to the Director serving as the Chair of the Company’s Audit Committee;

•	An annual grant of options to purchase 5,000 shares of the Company’s common stock or an annual grant of options to purchase 2,000 shares of the Company’s common stock together with an annual restricted stock grant of 1,000 shares of the Company’s common stock at each Director’s election to be made in writing prior to April 1 of each year. All options and restricted stock will be granted on April 1 of each year. Each option grant will vest in five equal annual installments beginning in the year after grant and expire no later than ten years after the date of grant. The options are exercisable at the stock’s fair market value on the date of grant. Each restricted stock grant will vest as follows: 20% of the restricted stock grant will vest on the third anniversary of the grant date, 30% will vest on the fourth anniversary of the grant date and the balance will vest on the fifth anniversary of the grant date. All options and restricted stock are subject to accelerated vesting in the event of a Director’s death, disability, resignation or removal or upon a change in control of the Company.

Code of Business Conduct and Ethics. The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the Code of Business Ethics and Conduct on its website, which is located at www.global-imaging.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Audit Committee Report

The Audit Committee oversees Global’s accounting and financial reporting processes and the audits of Global’s financial statements. The Audit Committee is responsible for appointment, compensation and oversight of Global’s independent registered public accounting firm. The Audit Committee also monitors the independence of Global’s independent registered public accounting firm. The Audit Committee is also responsible for the direct oversight of the Company’s internal audit function. The Audit Committee assists the Board by monitoring the integrity of our financial statements, reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent accountants, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Global’s management and the independent registered public accounting firm, the audited financial statements contained in the 2005 annual report on Form 10-K filed with the SEC. Global’s management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements, an audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence from Global and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Global’s annual report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the SEC.

Submitted by the Audit Committee

R. Eric McCarthey, Chairman

Daniel T. Hendrix

Edward J. Smith

M. Lazane Smith

Independent Registered Public Accounting Firm

Our Audit Committee is evaluating our choice of an independent registered public accounting firm. As a result, no firm has been selected to audit our consolidated financial statements for the fiscal year ending March 31, 2006. Ernst & Young LLP has served as our independent registered public accounting firm since our commencement of operations. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions at the Annual Meeting.

Pre-Approval Policies and Procedures. The Audit Committee has adopted polices and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides the Company will not engage its independent accountants to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time-to-time, the Audit Committee may pre-approve specific types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is subject to a maximum dollar amount and detailed as to the particular service or type of service to be performed.

The Audit Committee has also delegated to the Chairman, the authority to approve any audit or permitted non-audit services to be provided to the Company by the independent registered public accounting firm, provided the total cost of any service does not exceed $50,000. Any approval of service by the Chairman must be reported to the full Audit Committee at its next meeting.

All services provided by the Company’s independent registered public accounting firm during the fiscal year ended March 31, 2005 were pre-approved by the Company’s Audit Committee.

Audit Fees. The following table sets forth Ernst & Young LLP’s fees for the fiscal years ended March 31, 2004 and March 31, 2005:

	2004	2005
Audit Fees	$491,948	$1,408,939
Audit-Related Fees	$6,040	$43,354
Tax Fees
All Other Fees
Total Fees	$497,988	$1,452,293

The amounts shown above include out-of-pocket expenses incurred by Ernst & Young LLP in connection with the provision of such services. The amount shown for “Audit Fees” includes fees relating to the audit of our financial statements for the year ended March 31, 2005, fees relating to quarterly reviews of financial statements, including the Forms 10-Q for the three months ended June 30, 2004, September 30, 2004 and December 31, 2004, professional services rendered in connection with other filings with the SEC and Sarbanes-Oxley. The amount shown for “Audit-Related Fees” includes fees relating to financial due diligence services relating to acquisitions.

The Audit Committee has considered whether Ernst & Young LLP’s provision of any permitted non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

Certain Relationships and Transaction

Mr. Todd S. Johnson, one of our executive officers, is the son of Mr. Thomas S. Johnson, our Chairman and Chief Executive Officer and a Director of Global. Todd S. Johnson received approximately $260,000.00 in salary and bonus for the fiscal year ended March 31, 2005.

Global has entered into indemnification agreements with its Directors and executive officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and certain shareholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s common stock. Based solely on a review of copies of such forms furnished to the Company, the Company believes that, during the fiscal year ended March 31, 2005, all filing requirements applicable to its executive officers, directors and 10% shareholders were complied with except that Messrs. Dinan, Todd Johnson, Tom Johnson, McClary, Shoemaker and Vieira were each late in filing one Form 4 reporting one transaction each in our Common Stock.

Shareholder Proposals for 2006 Annual Meeting

Submission of Shareholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement. Any proposal or proposals by a shareholder intended to be included in the proxy statement and form of proxy relating to the 2006 Global Annual Meeting of Shareholders must be received by Global no later than March 15, 2006 according to the proxy solicitation rules of the SEC. Proposals should be sent to the Secretary of Global at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624. Nothing in this paragraph shall be deemed to require Global to include in its proxy statement and proxy relating to the 2006 Global Annual Meeting of Shareholders any shareholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting. A shareholder who wishes to submit a proposal for consideration at the 2006 Global Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, must, in accordance with Article 2, Section 2.2 of Global’s Bylaws, file a written notice with the Secretary of Global which conforms to the requirements of the Bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. The officer who will preside at the shareholders’ meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a shareholder proposal must be delivered no earlier than May 10, 2006, and no later than June 9, 2006. Any shareholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the Company’s 2006 Annual Meeting.

Annual Report on Form 10-K

Our Annual Report to Shareholders for the fiscal year ended March 31, 2005, accompanies this proxy statement. Copies of our Annual Report on Form 10-K, as filed with the SEC, excluding Exhibits, are available at no charge upon written or oral request to our Secretary at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 or (813) 960-5508 and will be provided by first class mail or other equally prompt means within one business day of receipt of such request. Copies of Exhibits are available upon written request to our Secretary and payment of $25.00 to cover the costs of reproduction.

III. Proposals

Proposal 1.

Election of Directors

The Directors whom we are nominating for election at the Annual Meeting are Mark A. Harris, Edward N. Patrone, Michael E. Shea, Jr. and Edward J. Smith, who currently serve as Directors. The current terms of Messrs. Harris, Patrone and Smith will expire at the Annual Meeting. Messrs. Harris, Patrone and Smith have been nominated for election at the Annual Meeting as Directors to hold office until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified. Mark A. Harris, Edward N. Patrone and Edward J. Smith have consented to serve a term as a Class I Director. Mr. Shea was appointed as a Class II Director by our Board on January 20, 2005 and was nominated for election at the Annual Meeting as a Class II Director to hold office until the 2006 Annual Meeting of Shareholders or until his successor is elected and qualified. Michael E. Shea, Jr. has consented to serve a one-year term as a Class II Director. Should any of these nominees become unable to serve for any reason, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of each substitute nominee or nominees, or we may reduce the number of Directors on the Board of Directors.

Vote Required. The nominees for Director will be elected upon a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

Information about the Nominees:

Mark A. Harris, 48, rejoined our Board of Directors commencing May 2003. Mr. Harris previously served as a Director of the Company from January 2002 to December 2002. He has served as Chairman of the Nominating Committee since 2003. Since December 2002, Mr. Harris has practiced corporate law as a partner in the Chicago office of McDermott Will & Emery, LLP. From September 2001 to December 2002, Mr. Harris served as Chief Operating Officer and Principal, Portfolio Manager of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. From March 2000 to August 2001, Mr. Harris was Vice President and General Counsel of PrairieComm, Inc. He also served as Senior Vice President and Chief Legal Officer of Click Commerce, Inc. during the period from March 2000 to September 2000. Prior to March 2000, Mr. Harris practiced corporate and tax law as a partner in the Chicago office of Latham & Watkins LLP. Mr. Harris received his B.A., summa cum laude, from Saint Louis University and a J.D., cum laude, from Northwestern University School of Law.

Edward N. Patrone, 70, has served as our Director since August 1998. He is currently the Chairman of the Compensation Committee. Currently retired, Mr. Patrone served as senior consultant to IKON from 1991 to 1997, and in various executive positions with IKON prior to that time, including President and Chief Executive Officer of Paper Corporation of America, a subsidiary of IKON, from 1988 to 1991, and as Executive Vice President from 1983 to 1988. Mr. Patrone has been active in the automated office product industry for over 17 years.

Michael E. Shea, Jr., 57, has served as a Director and our President and Chief Operating Officer since January 26, 2005. From 2001 until 2005, Mr. Shea was our Senior Vice President—Sales and Marketing. Mr. Shea founded Connecticut Business Systems in 1986 and served as its President until 2004. Connecticut Business Systems was acquired by the Company in 1998. Previously, he spent 14 years with Savin Corporation in numerous management positions, most recently as vice president of sales responsible for dealer and branch operations.

Edward J. Smith, 57, has served as our Director since November, 2004. Mr. Smith has been President of Barnegat Bay Capital, Inc. since 2001. Barnegat Bay Capital, Inc., which he founded in 2001, provides corporate finance advisory services to public and private companies. He is also a director of Fargo Electronics, Inc., where he serves as chairman of its compensation committee and as a member of its audit committee. From 1992 to 2001, Mr. Smith was a managing director in the high technology investment banking group at Prudential Securities Incorporated.

The Board of Directors recommends a vote “FOR” Mark A. Harris, Edward N. Patrone and Edward J. Smith as Class I Directors to hold office until the 2008 Annual Meeting of Shareholders, and Michael E. Shea as a Class II Director to hold office until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified.

Proposal 2.

Approval of and Amendment to the Company’s 2004 Omnibus Long-Term Incentive Plan

This section provides a summary of the proposal to approve an Amendment to the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”).

The Board of Directors approved the Plan on June 22, 2004, and the Shareholders approved the Plan on August 16, 2004.

The purpose of the Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2004 Stock Incentive Plan participants with those of our shareholders.

On June 2, 2005, the Board adopted the following amendment to Section 4 of the Plan:

Subject to adjustment as provided in Section 14 hereof, the number of shares of Stock available for issuance under the Plan shall be 1.45 million.

The purpose of the Amendment is to increase the number of shares of the Company’s Common Stock available for issuance under the Plan from the currently authorized 600,000 shares to 1.45 million shares, an increase of 850,000 shares. No other provisions of the Plan are effected by this Amendment.

Because participation and the types of awards under the Amendment to the Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Amendment to the Plan is approved are not currently determinable. On July 8, 2005, there were eleven executive officers, approximately 4,140 employees and six non-employee Directors of the Company and its subsidiaries who were eligible to participate in the Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve an Amendment to the Company’s 2004 Omnibus Long-Term Incentive Plan.

Vote Required. The Amendment to the Plan will be approved upon a favorable vote of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the meeting.

The Board of Directors recommends that shareholders vote “FOR” the approval of the Amendment to the Plan.

Description of the Plan. A description of the provisions of the Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan. The Plan, as proposed to be amended by the amendment to the Plan is attached to this proxy statement as Appendix “A”.

Administration. The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan. The Common Stock issued or to be issued under the Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan. The market value of a share of the common stock as of the close of business on July 8, 2005 was $33.04.

Eligibility. Awards may be made under the Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or Director of us or of any affiliate, and to any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The Plan may also terminate in any event of certain mergers or acquisitions involving the Company. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code, or other applicable laws, rules or regulations.

Options. The Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the NASDAQ National Market on the determination date. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock (which if acquired from the Company have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options may not be repriced absent shareholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).

Stock options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The Compensation Committee may also award:

•	restricted stock, which is shares of Common Stock subject to restrictions.

•	stock units, which are stock units subject to restrictions.

•	performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect Common Stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(1)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(2)	the performance goal under which compensation is paid must be established by a Compensation Committee comprised solely of two or more Directors who qualify as outside Directors for purposes of the exception;

(3)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

(4)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total shareholder return;

•	such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to shareholders’ equity; and

•	revenue.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options that can be awarded under the Plan to any person is 150,000 per year. The maximum number of shares of Common Stock that can be awarded under the Plan to any person, other than pursuant to an option, is 40,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2 million and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $2 million.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Because participation and the types of awards under the Plan, as amended, are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Amendment to the Plan is approved are not currently determinable.

To date, stock options have been granted under the Plan. The following table sets forth: (a) the aggregate number of Shares of Common Stock subject to options granted under the Plan during the fiscal year ended March 31, 2005; and (b) the average price per share exercise price of such options.

New Plan Benefits

2004 Omnibus Long-Term Incentive Plan

Name of Individual or Group	Options Granted (#)	Average Exercise Price ($)	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(1)
			5%($)	10%($)
Thomas S. Johnson Chairman and Chief Executive Officer	—	—	—	—
Michael E. Shea, Jr. President and Chief Operating Officer	20,000	34.80	464,425	1,151,782
Raymond Schilling Executive Vice President and Chief Financial Officer	—	—	—	—
Peter W. Shoemaker Executive Vice President Strategy and Operations	—	—	—	—
Alfred N. Vieira Vice President Service	—	—	—	—

Executive Group	—	—	—	—
Non-Executive Director Group	10,000	36.95	232,539	509,147
Non-Executive Officer Employee Group	—	—	—	—

(1)	These appreciation rates are determined by the disclosure requirements of the SEC and do not represent predictions for stock price increases.

IV. Voting Securities and the Principal Holders Thereof

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date, by (1) each of our Directors and each named executive officer, (2) all of our Directors and executive officers as a group and (3) each person (or group of affiliated persons) known by Global to beneficially own more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner [1]	Number	Percent
FMR Corporation[2]	2,379,192	10.32
Wasatch Advisors, Inc.[3]	1,980,390	8.59
Barclay’s Global Investors, N.A.[4]	1,845,931	8.00
Westcap Investors, LLC[5]	1,538,026	6.67
T. Rowe Price Associates, Inc.[6]	1,210,900	5.25
Mark A. Harris[7]	8,000	*
Daniel T. Hendrix[8]	8,000	*
Thomas S. Johnson[9]	623,564	2.70
R. Eric McCarthey[10]	16,600	*
Edward N. Patrone[11]	22,200	*
Raymond Schilling[12]	252,758	1.10
Michael E. Shea, Jr.[13]	64,569	*
Peter W. Shoemaker[14]	75,571	*
M. Lazane Smith[15]	8,000	*
Edward J. Smith[16]	1,000	*
Alfred N. Vieira[1][7]	83,411	*
All Directors and Executive Officers as A Group (17 persons)[18]	1,330,096	5.77

*	Less than 1%.
[1]	Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 23,055,370 shares outstanding on July 8, 2005 plus the number of shares of common stock underlying stock options held by the named person that are exercisable within 60 days. Except as otherwise specified below, the address of each of the beneficial owners identified is 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.
[2]

Based on a Schedule 13G filed by FMR Corporation on June 10, 2005. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,319,192 shares or 10.06% of the Common Stock outstanding of Global Imaging Systems, Inc. (“the Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,293,492 shares or 9.95% of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 2,319,192 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 20,909 shares or less than 1.00% of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and

FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 20,909 shares and sole power to vote or to direct the voting of 20,909 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. Fidelity International Limited is the beneficial owner of 39,091 shares or less than 1.00% of the Common Stock outstanding of the Company. Fidelity International Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, is a Bermudan joint stock company incorporated for an unlimited duration by private act of the Bermuda Legislature (FIL) and an investment adviser to various investment companies (the “International Funds”) and certain institutional investors, as a beneficial owner of the 39,091 shares or less than 1.00% of the Common Stock outstanding of the Company. Prior to June 30, 1980, FIL was a majority-owned subsidiary of Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. On that date, the shares of FIL held by Fidelity were distributed, as a dividend, to the shareholders of FMR Corp. FIL currently operates as an entity independent of FMR Corp. and Fidelity. The International Funds and FIL’s other clients, with the exception of Fidelity and an affiliated company of Fidelity, are non-U.S. entities. A partnership controlled by Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of FIL voting stock. Mr. Johnson 3d is Chairman of FMR Corp. and FIL. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. Other than when one serves as a sub adviser to the other, their investment decisions are made independently, and their clients are generally different organizations. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). FIL has sole power to vote and the sole power to dispose of 39,091 shares.

[3]	Based on a Schedule 13G file by Wasatch advisors, Inc. on February 14, 2005. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 841111.
[4]	Based on a Schedule 13G filed by Barclay’s Global Investors, NA on February 14, 2005. Barclay’s Global Investors, NA has sole voting power with respect to 1,183,560 shares and sole dispositive power with respect to 1,314,900 shares; Barclay’s Global Fund Advisors has sole voting power with respect to 529,771 shares and sole dispositive power with respect to 530,731 shares; and Barclay’s Capital Securities Limited has sole voting and dispositive power with respect to 300 shares. The address for Barclay’s Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.
[5]	Based on a Schedule 13G filed by Westcap Investors, LLC on February 7, 2005. The address for Westcap Investors, LLC is 1111 Santa Monica Blvd., Suite 820, Los Angles, California 90025. Westcap Investors, LLC has sole voting power with respect to 1,185,312 shares and sole dispositive power with respect to 1,538,026 shares.
[6]

Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2005. The address for T. Rowe Price, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 140,900 shares and sole dispositive power with respect to 1,210,900 shares. These securities are owned by various individual and institutional investors which T. Rowe Price

Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

[7]	Includes 7,000 shares of common stock subject to options exercisable within 60 days. Mr. Harris’ address is 227 West Monroe Street, Suite 4400, Chicago, Illinois 60606.
[8]	Includes 7,000 shares of common stock subject to options exercisable within 60 days. Mr. Hendrix’s address is 2859 West Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339.
[9]	Includes 168,550 shares of common stock subject to options exercisable within 60 days.
[10]	Includes 7,800 shares of common stock subject to options exercisable within 60 days. Mr. McCarthy’s address is P.O. Box 1734, USA 1868D, Atlanta, Georgia 30313.
[11]	Includes 21,200 shares of common stock subject to options exercisable within 60 days. Mr. Patrone’s address is 101 S. 17th Avenue, Longport, New Jersey 08403
[12]	Includes 74,150 shares of common stock subject to options exercisable within 60 days.
[13]	Includes 37,550 shares of common stock subject to options exercisable within 60 days.
[14]	Includes 30,000 shares of common stock subject to options exercisable within 60 days.
[15]	Includes 7,000 shares of common stock subject to options exercisable within 60 days. Ms. Smith’s address is 3820 Northdale Boulevard, Suite 2004, Tampa, Florida 33624.
[16]	Mr. Smith’s address is 1024 Barneget Lane, Mantoloking, New Jersey 08738.
[17]	Includes 13,400 shares of common stock subject to options exercisable within 60 days.
[18]	Includes 412,050 shares of common stock subject to options exercisable within 60 days.

V. EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth compensation paid to or earned by our Chief Executive Officer and the four other most highly compensated executive officers of Global, all of whom are also referred to in this proxy statement as the named executive officers:

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)[3]
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)	Restricted Stock Awards ($)[2]	Securities Underlying Options(#)
Thomas S. Johnson, Chairman and Chief Executive Officer[4]	2005 2004 2003	562,500 500,000 445,000	617,163 558,700 404,000	18,000 18,000	845,550	140,000 140,000 140,000	9,059 7,257 6,918

Michael E. Shea, Jr., President and Chief Operating Officer[5]	2005 2004 2003	297,708 250,000 250,000	231,258 237,625 116,250	10,800 10,800 9,908		40,000 20,000 20,000	8,066 7,588 7,082

Raymond Schilling, Executive Vice President and Chief Financial Officer [6]	2005 2004 2003	337,500 300,000 250,000	280,563 269,000 169,000	10,800 10,800 10,800	328,825	28,000 28,000 28,000	8,815 7,762 7,070

Peter W. Shoemaker, Executive Vice President—Strategy and Operations[7]	2005 2004 2003	360,000 340,000 162,500	258,750 304,878 120,500	10,800 71,600 55,058	772,400	50,000 50,000 50,000	8,644 2,762

Alfred N. Vieira, Vice President—Service	2005 2004 2003	203,000 195,000 187,000	101,500 97,500 93,500	10,800 10,800 9,600		7,000 20,000	8,198 6,849 6,244

[1]	Amounts disclosed in this column include automobile allowances of $1,500 per month for Mr. Johnson and $900 per month for each of the other named executive officers in 2005 and 2004, $900 per month for Messrs. Schilling, Shea and Shoemaker in 2003 and $800 per month for Mr. Vieiera in 2003, and relocation expenses of $60,800 and $49,658 for Mr. Shoemaker in 2004 and 2003 respectively.
[2]	As of March 31, 2005, Mr. Johnson held 36,000 shares of restricted common stock worth $1,276,200; Mr. Schilling held 14,000 shares of restricted common stock worth $496,300; and Mr. Shoemaker held 40,000 shares of our restricted common stock worth $1,418,000. Valuations are based on the difference between the purchase price paid for the shares and the closing price of our common stock on March 31, 2005 of $35.46. Dividends, if any, will be paid on the restricted stock. We do not anticipate paying any dividends in the foreseeable future, and we are prohibited from doing so under the terms of our senior credit facility.
[3]	Amounts disclosed in this column consist of our employee match to the 401(k) plan for 2005.
[4]	Mr. Johnson also served as President of the Company until August 2003.
[5]	Mr. Shea became an executive officer of Global as of September 1, 2002 and President and COO on January 26, 2005.
[6]	Mr. Schilling also served as Secretary of the Company until May 2004.
[7]	Mr. Shoemaker joined Global on October 1, 2002.

Option Grants Table. The following table shows information relating to options to purchase common stock granted to the named executive officers during the year ended March 31, 2005:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(#)(3)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date
					5% ($)	10% ($)
Thomas S. Johnson	140,000	44.73%	33.22	3/31/14	2,997,838	7,528,377
Michael E. Shea, Jr.	20,000 20,000	6.39 6.39	33.22 34.80	3/31/14 1/25/15	428,263 464,425	1,075,482 1,151,782
Raymond Schilling	28,000	8.95	33.22	3/31/14	599,568	1,505,675
Peter W. Shoemaker	50,000	15.97	33.22	3/31/14	1,070,656	2,688,706
Alfred N. Vieira	—	—	—	—	—	—

(1)	These appreciation rates are determined by the disclosure requirements of the SEC and do not represent predictions for stock price increases.
(2)	The exercise price equals the fair market value of Global’s common stock on the date of grant.
(3)	Mr. Johnson, Mr. Shea, Mr. Schilling and Mr. Shoemaker’s nonqualified stock options were granted on April 1, 2004, and are exercisable in five equal annual installments beginning on April 1, 2005. Mr. Shea’s second nonqualified stock options were granted on January 26, 2005 and are exercisable in five equal annual installments beginning on January 26, 2006.

Aggregated Option Exercises and Fiscal Year-End Option Values Table. The following table shows information concerning the exercise of options during the fiscal year ended March 31, 2005, the number of securities underlying unexercised options held by the named executive officers at March 31, 2005 and the year end value of all unexercised options held by such individuals:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at March 31, 2005(#)		Value of Unexercised In-the- Money Options at March 31, 2005($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas S. Johnson	160,000	3,089,900	44,550	396,000	751,968	5,349,560
Michael E. Shea, Jr.	—	—	29,550	68,000	566,268	518,880
Raymond Schilling	—	—	57,350	67,200	1,134,116	721,392
Peter W. Shoemaker	20,000	318,823	10,000	120,000	169,100	1,272,600
Alfred N. Vieira	20,550	406,345	9,400	17,600	140,560	229,040

(1)	Represents the difference between the exercise price and the closing price of $35.46 per share of common stock on March 31, 2005, as reported on the Nasdaq National Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of March 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by shareholders	2,007,751	$22.99	593,055
Equity compensation plans not approved by shareholders	137,055	$5.44	34,300

Total	2,144,806	$21.87	627,355

The equity compensation plans not approved by shareholders are our Amended and Restated 2001 Stock Option Plan that was adopted by the Board of Directors on January 25, 2001 and our Director Non-Incentive Stock Option Agreement dated August 1, 1998 with our Director Edward N. Patrone. The 2001 Stock Option Plan is described more fully in Note 9 (Stock Option Plans) of our 2005 Annual Report to Shareholders, which is incorporated by reference into Part II, Item 8 of our Form 10-K. The Director Non-Incentive Stock Option Agreement with Edward N. Patrone provided for a one-time grant to Mr. Patrone to purchase 10,000 shares of our common stock in accordance with our policy of granting options to non-employee Directors when they are first elected to the Board. The option is generally subject to the terms and provisions of our Amended and Restated 1998 Stock Option and Incentive Plan. The grant date for this option was August 1, 1998, and the exercise price is $12 per share.

Retirement Savings Plan

We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees who work at least 1,000 hours per year and are at least 21 years of age are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code, with no company match. We may make discretionary matching contributions after participants have completed one year of service, beginning at the next calendar quarter after a participant’s one-year anniversary. Participants’ contributions may be invested in any of several investment alternatives including a fund that invests solely in shares of our common stock. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us.

Executive Officers of Global

Our executive officers and their positions and offices as of July 8, 2005, are as follows:

Name	Age	Position(s) and Offices
Thomas S. Johnson	59	Director, Chairman and Chief Executive Officer

Raymond Schilling	50	Director, Executive Vice President and Chief Financial Officer

Michael E. Shea, Jr.	57	Director, President and Chief Operating Officer

Peter W. Shoemaker	62	Executive Vice President—Strategy and Operations

Daniel Robert Cooper	39	Senior Vice President—Sales

Paul A. Schulman	45	Senior Vice President—Business Development

Name	Age	Position(s) and Offices

Todd S. Johnson	38	Senior Vice President—Acquisitions and Assistant Secretary

Cecil A. McClary	62	Vice President—Human Resources

C. Michael Moore	45	Vice President—Finance

Lawrence Paine	47	Vice President, Secretary and General Counsel

Alfred N. Vieira	57	Vice President—Service

Thomas S. Johnson, 59, has served as a Director and as Chief Executive Officer since our founding in June 1994. He has served as Chairman since August 2003. From 1991 to 1994, Mr. Johnson was an office technology solutions industry consultant. From 1989 to 1990, Mr. Johnson served as Chief Operating Officer for Danka. From 1975 to 1989, Mr. Johnson worked at IKON (formerly known as Alco Standard Corporation) in various staff and operating roles. At the time, Mr. Johnson left IKON, he was Vice President-Operations of the Office Products group and was responsible for acquisitions and turning around under-performing operations. Mr. Johnson has been involved in the acquisition of over 80 office equipment dealers since 1985, and has over 25 years of experience in acquiring and integrating businesses. Mr. Johnson graduated with a B.S. degree from the University of Florida in 1972 and received his M.B.A. from Harvard Business School in 1976.

Michael E. Shea, Jr., 57, has served as a Director and our President and Chief Operating Officer since January 26, 2005. From 2001 until 2005, Mr. Shea was our Senior Vice President—Sales and Marketing. Mr. Shea founded Connecticut Business Systems in 1986 and served as its President until 2004. Connecticut Business Systems was acquired by the Company in 1998. Previously, he spent 14 years with Savin Corporation in numerous management positions, most recently as vice president of sales responsible for dealer and branch operations.

Raymond Schilling, 50, was elected to our Board of Directors at the Annual Meeting held August 16, 2004. Mr. Schilling has served as our Executive Vice President and Chief Financial Officer since February 10, 2005. From 1994 until 2005, he served as our Senior Vice President and Chief Financial Officer. From 1994 until 2004, Mr. Schilling also served as our Treasurer and our Secretary. From 1988 to 1994, Mr. Schilling was Vice President-Finance of the California/Nevada region of McCaw Communications and responsible for all of its finance and administrative functions. From 1980 to 1988, Mr. Schilling worked with Mr. Thomas S. Johnson at IKON in various accounting and financial reporting functions, including as controller of Alco Office Products, where his responsibilities included acquisitions and evaluation, integration, development and installation of financial systems. From 1986 to 1988, Mr. Schilling was also Vice President of Finance and Administration of San Sierra Business Systems (an Alco Office Products dealer). From 1976 to 1980, Mr. Schilling was employed by Price Waterhouse as a C.P.A. In total, Mr. Schilling has been involved in the acquisition of numerous businesses and has over 18 years of experience in acquiring and integrating businesses. Mr. Schilling graduated with a B.A. in Economics and Accounting from Muhlenberg College in 1976.

Peter W. Shoemaker, 62, has served as our Executive Vice President—Strategy & Operations since February 10, 2005. From 2002 until 2005, he was our Senior Vice President and Chief Operating Officer. Previously, Mr. Shoemaker spent 20 years with IKON in several senior management positions, most recently as Senior Vice President and President, Business Services—North America. From 1985 to 1994, he was President and Chief Executive Officer of A-Copy, a division of IKON and the largest office technology dealership in the United States. Mr. Shoemaker graduated with a B.A. in economics from Rutgers University in 1964 and received an M.B.A. from Rutgers University in 1966.

Daniel Robert Cooper, 39, was appointed as our Senior Vice President—Sales on February 10, 2005, effective April 1, 2005. From 2000 until 2005, Mr. Cooper served as President of Electronic Systems, Inc. From 1998 until 2000, he was Vice President and General Sales Manager, of ESI. Prior to joining ESI, he spent 10 years with Danka Industries, where he last served as a regional general manager responsible for sales, operations and customer support. He holds a business administration degree from Radford University.

Paul A. Schulman, 45, was appointed as our Senior Vice President—Business Development on February 10, 2005, effective April 1, 2005. Mr. Schulman began his career at Carr Business Systems in 1977 and served as its President from 1985 until 2005. Carr Business Systems was acquired by the Company in 1998.

Todd S. Johnson, 38, was appointed as our Senior Vice President—Acquisitions on February 10, 2005. Mr. Johnson has served as our Vice President of Acquisitions since April 1999 and has been employed by Global since July 1994 in various roles, including Acquisition Team Manager. From 1993 to 1994, Mr. Johnson was employed as an office technology industry consultant. From 1989 to 1993, Mr. Johnson was an officer of the United States Marine Corps. Mr. Johnson graduated from Pennsylvania State University with a B.S. in Business Management in 1989. Todd S. Johnson is the son of our Chairman and Chief Executive Officer, Thomas S. Johnson.

Cecil A. McClary, 62, has served as our Vice President of Human Resources since February 2002. From April 1978 to June 2001, Mr. McClary was employed by Unisource, a division of Georgia Pacific, and served as Vice President of Human Resources from 1986 until he retired in 2001. Mr. McClary was employed by The Walt Disney Company from 1970 to 1978 as its Compensation Manager. Mr. McClary has a B.A. in Psychology from the University of South Carolina.

C. Michael Moore, 45, joined Global in August, 2004 as Vice President of Finance. From 2003 to July 2004, Mr. Moore was the Chief Financial Officer of Florida Lift Systems. From 1996 to 2002, Mr. Moore was the Chief Financial Officer of Discount Auto Parts, Inc. Prior to 1996, Mr. Moore was employed by Ernst & Young for approximately 14 years. He earned a B.S. degree from the University of Tennessee.

Lawrence Paine, 47, has served as our Vice President and General Counsel since February 2004, and our Secretary since May 2004. Mr. Paine has more than 20 years’ legal experience, including 16 years in corporate law. Prior to joining Global, he was senior counsel for the St. Joe Company in Jacksonville, Florida where he held various positions in the Law Department since 1988. Mr. Paine served as an Assistant State Attorney in Naples, Florida from 1987 until 1988. Prior to that, he was in private practice in St. Petersburg, Florida. He earned B.A. and M.A. degrees from the University of Florida, and a J.D. from Stetson University College of Law.

Alfred N. Vieira, 57, has served as our Vice President of Operations/Service since October 2000. From March 1997 to October 2000, Mr. Vieira served as our Vice President-Service. From May 1996 to March 1997, Mr. Vieira served as Vice President and General Manager of Felco Office Systems, Inc.’s four branch locations in south Texas. From 1979 to May 1996, Mr. Vieira was employed by Global Services, Inc., and served as its Vice President in Operations from May 1988 to May 1996. Mr. Vieira studied electrical engineering at City University of New York.

Executive Employment Agreements

The annual base salaries for the fiscal years ended March 31, 2005 and 2006 and the annual bonus range for each of our named executive officers are as follows:

Executive Officer	Annual Bonus Range	Fiscal 2005 Salary	Fiscal 2006 Salary
Thomas S. Johnson	100% to 150%	$562,500	$587,500
Michael E. Shea, Jr.	60% to 115%	297,708	390,000
Raymond Schilling	60% to 115%	337,500	352,500
Peter W. Shoemaker	60% to 115%	360,000	375,000
Alfred N. Vieira	50%	203,000	210,000

We have entered into employment agreements with each of our named executive officers. The terms and conditions of each employment agreement are:

Thomas S. Johnson. Effective April 1, 2004, the Company entered into a Senior Executive Agreement with Mr. Johnson. The Agreement terminates on March 31, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Johnson is to receive a base salary as may be designated from time-to-time by the Board at a rate of not less than $562,500 per year. Mr. Johnson is eligible to receive an annual bonus in an amount of up to 100-150% of his Annual Base Salary for such year, as determined by the Board based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Johnson is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Johnson is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Johnson receives a stipend of $1,500 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Johnson received a stock option grant on April 1, 2004 for the purchase of 140,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Additionally, Mr. Johnson is entitled to receive additional grants of stock options for the purchase of 40,000 shares of Common Stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are exercisable at the fair market value of the Company’s Common Stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant.

Under the terms of the Agreement, Mr. Johnson received a restricted stock award on April 1, 2005 of 20,000 shares of the Company’s Common Stock. Additionally, Mr. Johnson is eligible to receive additional restricted stock awards of 20,000 shares of the Company’s Common Stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date and the Company has achieved at least 50% of its EBITDA target (as set by the Compensation Committee) for the immediately prior fiscal year. Each restricted stock grant vests ratably over four years.

In the event we terminate Mr. Johnson’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Johnson terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Johnson a monthly amount equal to 200% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Johnson with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Johnson’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Johnson retires during the term of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Johnson’s death or permanent disability, the Company will pay Mr. Johnson or his estate an amount equal to his prorated bonus for the current year and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of two years after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

Michael E. Shea, Jr. Effective January 20, 2005, the Company entered into a Senior Executive Agreement with Mr. Shea. The Agreement terminates on March 31, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Shea is to receive a base salary as may be designated from time-to-time by the Board at a rate of not less than $390,000 per year. Mr. Shea is eligible to receive an annual bonus in an amount of up to 60-115% of his Annual Base Salary for such year, as determined by the Board based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Shea is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Shea is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Shea receives a stipend of $1,200 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Shea received a stock option grant on January 20, 2005 for the purchase of 20,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Additionally, Mr. Shea is entitled to receive additional grants of stock options for the purchase of 20,000 shares of Common Stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are exercisable at the fair market value of the Company’s Common Stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant.

Under the terms of the Agreement, Mr. Shea received a restricted stock award on April 1, 2005 of 20,000 shares of the Company’s Common Stock. The restricted stock grant vests 20% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant and 50% on the fifth anniversary of the date of grant.

In the event we terminate Mr. Shea’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Shea terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Shea a monthly amount equal to 150% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Shea with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Shea’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Shea retires after the third anniversary of the date of the Agreement but prior to the fifth anniversary of the date of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

If Mr. Shea retires after the fifth anniversary of the date of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and the restricted stock grant and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Shea’s death or permanent disability, the Company will pay Mr. Shea or his estate an amount equal to his prorated bonus for the current year and all stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of one year after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers suppliers, vendors, licensees or other business relations during the non-compete period.

Raymond Schilling. Effective April 1, 2004, the Company entered into a Senior Executive Agreement with Mr. Schilling. The Agreement terminates on March 31, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Schilling is to receive a base salary as may be designated from time-to-time by the Board at a rate of not less than $337,500 per year. Mr. Schilling is eligible to receive an annual bonus in an amount of up to 60-115% of his Annual Base Salary for such year, as determined by the Board based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Schilling is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Schilling is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Schilling receives a stipend of $1,000 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Schilling received a stock option grant on April 1, 2004 for the purchase of 28,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Mr. Schilling received a stock option grant to purchase 20,000 shares of the Company’s Common Stock on April 1, 2005. Additionally, Mr. Schilling is entitled to receive additional grants of stock options for the purchase of not less than 10,000 or more than 20,000 shares of Common Stock, as determined by the Compensation Committee based on Mr. Schilling’s performance for the prior fiscal year, on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are exercisable at the fair market value of the Company’s Common Stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant.

Under the terms of the Agreement, Mr. Schilling received a restricted stock award on April 1, 2005 of 10,000 shares of the Company’s Common Stock. Additionally, Mr. Schilling is eligible to receive additional restricted stock awards of no less than 5, 000 or more than 10,000 shares of the Company’s Common Stock, as determined by the Compensation Committee based on Mr. Schilling’s performance for the prior fiscal year, on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date and the Company has achieved at least 50% of its EBITDA target (as set by the Compensation Committee) for the immediately prior fiscal year. Each restricted stock grant vests ratably over four years.

In the event we terminate Mr. Schilling’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Schilling terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Schilling a monthly amount equal to 160% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Schilling with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Schilling’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Schilling retires during the term of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Schilling’s death or permanent disability, the Company will pay Mr. Schilling or his estate an amount equal to his prorated bonus for the current year and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of two years after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

Peter W. Shoemaker. Effective April 1, 2005, the Company entered into a Senior Executive Agreement with Mr. Shoemaker. The Agreement terminates on April 1, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Shoemaker is to receive a base salary as may be designated from time-to-time by the Board at a rate of not less than $370,000 per year. Mr. Shoemaker is eligible to receive an annual bonus in an amount of up to 60-115% of his Annual Base Salary for such year, as determined by the Board based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Shoemaker is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Shoemaker is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Shoemaker receives a stipend of $1,200 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Shoemaker received a stock option grant on April 1, 2005 for the purchase of 10,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Additionally, Mr. Shoemaker is entitled to receive additional grants of stock options for the purchase of 10,000 shares of Common Stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are exercisable at the fair market value of the Company’s Common Stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant.

Under the terms of the Agreement, Mr. Shoemaker received a restricted stock award on April 1, 2005 of 5,000 shares of the Company’s Common Stock. Additionally, Mr. Shoemaker is eligible to receive additional restricted stock awards of 5,000 shares of the Company’s Common Stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. Each restricted stock grant vests ratably over four years.

In the event we terminate Mr. Shoemaker’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Shoemaker terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Shoemaker a monthly amount equal to 160% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Shoemaker with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Shoemaker’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Shoemaker retires prior to October 1, 2007, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and Mr. Shoemaker’s 2002 restricted stock grant and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination. If Mr. Shoemaker retires after October 1, 2007, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Shoemaker’s death or permanent disability, the Company will pay Mr. Shoemaker or his estate an amount equal to his prorated bonus for the current year and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of one year after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

Alfred N. Vieira. Mr. Vieira is employed for a three year term that renews automatically each April 1 for successive three year terms unless terminated by either party upon 60 to 90 day’s written notice prior to the expiration of the applicable term. Mr. Vieira is eligible to receive an annual bonus in an amount of up to 50% of his Annual Base Salary for such year, as determined by the Board based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Vieira is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Vieira is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Vieira receives a stipend of $900 per month during the term of the Agreement for the lease of an automobile and related expenses.

In the event we terminate Mr. Vieira’s employment without cause (other than by providing notice that the term of his employment agreement will not automatically renew) or Mr. Vieira terminates his employment for good reason (other than as a result of a change of control), he will be entitled to receive severance pay equal to his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled for one year after the date of termination. In the event we terminate Mr. Vieira’s employment by providing notice that the term of his employment agreement will not automatically renew, he will be entitled to receive severance pay equal to his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled for six months after the date of termination. If Mr. Vieira terminates his employment for good reason within one year following a change in control of Global, he will be entitled to receive severance pay equal to his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled for 24 months after the date of termination.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of two years after the termination of employment. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers suppliers, vendors, licensees or other business relations during the non-compete period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report outlines how the Board of Directors and the Compensation Committee, determined fiscal year 2005 compensation levels for Global’s executive officers, including the named executive officers. The Compensation Committee, which is composed entirely of non-employee Directors, is currently responsible for all aspects of Global’s officer compensation programs and some aspects of non-officer compensation, and works closely with the entire Board in the execution of Compensation Committee’s duties. During the fiscal year ended March 31, 2005, the Committee was responsible for all aspects of Global’s officer compensation programs.

Overview and Philosophy. The Board and the Committee strive to ensure that Global’s compensation programs serve to motivate and retain executive officers and, therefore, to serve the best interests of Global and its shareholders. The Board and the Committee’s philosophy relating to executive compensation is to attract and retain highly qualified people at industry competitive salaries, and to link the financial interests of Global’s senior management to those of Global’s shareholders. They seek to attain the goal of linking the interests of management with those of the shareholders by linking a substantial portion of each executive’s compensation to the achievement of certain defined operational and financial objectives adopted annually by the Board of Directors.

Global’s compensation structure has four general components: (i) base salary, (ii) annual cash bonuses, (iii) stock options and (iv) restricted stock.

Base Salary. In the first quarter of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, salary levels for Global’s executive officers and certain other senior managers. The Committee generally seeks to establish base salaries within the range of salaries paid to similarly situated executives in its peer group. Generally, within this range, the salaries are determined subjectively, with the intent of reflecting past and expected future performance, responsibilities and contributions of the individual executive or senior manager, as well as Global’s overall growth and profitability.

Annual Cash Incentive Bonus. Under the terms of their employment agreements and the Company’s incentive bonus plan for the fiscal year ended March 31, 2005, Mr. Johnson was eligible to receive a bonus of up to 150% of base salary; Mr. Schilling was eligible to receive a bonus of up to 115% of base salary; Messrs. Shea and Shoemaker were eligible to receive a bonus of up to 100% of base salary; and other executive officers were eligible to receive bonuses of up to 50% of base salary. In May 2004, the Committee set the performance goals under which annual incentive cash bonuses for fiscal year 2005 could be paid to Messrs. Johnson, Shea, Schilling and Shoemaker pursuant to the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”). The Committee established performance goals based on the Company’s earnings per share (“EPS”), earnings before interest, taxes and depreciation (“EBITDA”) and individual performance. The Committee reserved the right to adjust the financial performance targets to account for the effect of acquisitions and unforeseen or extraordinary events could have on corporate performance during fiscal year 2005 (“2005 unforeseen events”).

Other executive officers were eligible to receive annual cash bonuses of up to 50% of base salary based on individual and overall corporate financial and operational performance.

In May 2005, the Committee reviewed the Company’s overall performance for fiscal year 2005 and, for purposes of awarding annual incentive bonuses, adjusted EBITDA to eliminate the impact of 2005 unforeseen events (which items were not necessarily “non-recurring items” under GAAP). The Committee determined it was appropriate to make this adjustment in order to align the bonus payments with the Company’s performance in fiscal year 2005. Based on these adjustments, the Committee authorized a bonus of $617,163 for Mr. Johnson; $231,238 for Mr. Shea; $280,563 for Mr. Schilling; and $258,750 for Mr. Shoemaker.

The Chief Executive Officer evaluated the Company’s and the individual core companies’ performance against the established goals, and presented his evaluation, together with his reasoning and recommended bonus payment percentages. The Committee then determined, based on the recommendations of the Chief Executive Officer and other members of management and certain other factors the Committee considered relevant, the percentage of base salary to be awarded as a bonus to other executive officers. In addition, the Committee established a bonus pool for other senior managers.

Stock Options. The Committee believes that the award of stock options provides meaningful long-term incentives that are directly related to the enhancement of stockholder value. Under the our Stock Option and Incentive Plans, stock options are granted at an exercise price equal to the closing price of Global’s common stock on the date of the grant and generally vest over a five-year period. Therefore, the value of the grant to the recipient is directly related to an increase in the price of Global’s common stock. Under the terms of their executive employment agreements, each named executive, other than Mr. Vieira, as well as one other executive officer, is entitled to receive, and during the fiscal year ended March 31, 2005 received an annual stock option grant to purchase a fixed number of shares. The Board of Directors also approved stock option grants to our executive officers who were not automatically entitled to receive them. In addition, stock option grants occasionally may be awarded throughout the year to the senior management of acquired businesses. The number of shares of common stock underlying stock options granted to each individual is determined subjectively based on a number of factors, including the general level of performance of Global common stock, the individual’s degree of responsibility, general level of performance by Global and its core companies, ability to affect future company performance, salary level and recent noteworthy achievements. For grants made pursuant to executive employment agreements, the number of shares of common stock subject to the grants is determined at the time the employment agreement is entered into, based on the foregoing criteria as well as a review of the compensation practices of Global’s competitors and peers. Stock option awards are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in stock value.

Chief Executive Compensation. The Committee’s philosophy is that executive compensation should generally approximate the median level of the relevant labor market, and should be closer to the 75th percentile for superior performance.

Based on the Committee’s review of the Chief Executive Officer’s performance, the overall performance of Global and compensation levels and performance of comparable companies, the Committee authorized a merit increase of $25,000 in Mr. Johnson’s annual base salary from $562,500 to $587,500 effective April 1, 2005. Mr. Johnson also received a car allowance of $18,000. The total bonus percentage awarded the Chief Executive Officer under Global’s bonus plan for the fiscal year ended March 31, 2005 was approximately 109% of his base salary. As discussed above under “Annual Cash Incentive Bonus,” the Committee considered specific personal objectives of the Chief Executive Officer as well as Global’s overall performance. The personal objectives for the Chief Executive Officer for the fiscal year ended March 31, 2005 included: management goals with respect to the operations of Global’s core companies, the achievement of certain financial and operational goals, including acquisitions, and the achievement of objectives with respect to revenues and earnings. In accordance with the terms of his employment agreement, Mr. Johnson received a stock option grant to purchase 140,000 shares of common stock during the fiscal year ended March 31, 2005.

Internal Revenue Code limits on deductibility of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Compensation Committee currently intends to structure future stock option grants to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation, including grants of restricted stock, in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Corporation to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

The foregoing report has been furnished by the members of the Compensation Committee and the Board of Directors.

Mark A. Harris

Edward N. Patrone, Chair

Daniel T. Hendrix

R. Eric McCarthey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended March 31, 2005, Edward A. Patone, Chairman, Mark A. Harris, Daniel T. Hendrix, and R. Eric McCarthy served on the Compensation Committee. None of the members of our Compensation Committee is or was an officer or employee of Global or any of its subsidiaries.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total return on our common stock with the Russell 2000 Index and an Office Equipment Peer Group Index. The Office Equipment Peer Group Index is comprised of Global, Danka Business Systems PLC, IKON Office Solutions, Inc. and Xerox Corporation. This graph assumes that $100 was invested in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

	Cumulative Total Return
	3/00	3/01	3/02	3/03	3/04	3/05
GLOBAL IMAGING SYSTEMS, INC.	100.00	72.58	237.42	238.71	428.65	457.55
RUSSELL 2000	100.00	84.67	96.51	70.49	115.48	121.73
PEER GROUP	100.00	27.54	52.52	41.31	69.75	69.45

By Order of the Board of Directors

/s/ Lawrence Paine
Vice President, General Counsel & Secretary

July 14, 2005

Appendix A

GLOBAL IMAGING SYSTEMS, INC.

2004 OMNIBUS LONG-TERM INCENTIVE PLAN

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GLOBAL IMAGING SYSTEMS, INC.

2004 OMNIBUS LONG-TERM INCENTIVE PLAN

Global Imaging Systems, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2004 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.    PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2    “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 11) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3    “Award” means a grant of an Option, Restricted Stock, Stock Unit or cash award under the Plan.

2.4    “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5    “Benefit Arrangement” shall have the meaning set forth in Section 12 hereof.

2.6    “Board” means the Board of Directors of the Company.

2.7    “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9    “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10    “Company” means Global Imaging Systems, Inc..

2.11    “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12    “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13    “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14    “Effective Date” means June 22, 2004, the date the Plan is approved by the Board.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.17    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.18    “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.19    “Grantee” means a person who receives or holds an Award under the Plan.

2.20    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23    “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24    “Other Agreement” shall have the meaning set forth in Section 12 hereof.

2.25    “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.26    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 11) over a performance period of up to ten (10) years.

2.27    “Plan” means Global Imaging Systems, Inc.’s 2004 Omnibus Long-Term Incentive Plan.

2.28    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.29    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.30    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof.

2.31    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.32    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.33    “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.34    “Stock” means the common stock, par value $.01 per share, of the Company.

2.35    “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 9 hereof or used to satisfy a Performance Award pursuant to Section 11.25..

2.36    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.37    “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.38    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.    ADMINISTRATION OF THE PLAN

3.1.    Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.    Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. [and who comply with the independence requirements of the stock exchange on which the Common Stock is listed] or [consider the Committee shall be the Compensation Committee]

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3.    Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration (subject to Section 9.2) of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option which reduces the Option Price, either by lowering the Option Price or by canceling the outstanding Option and granting a replacement Option with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options pursuant to Section 14.

3.4.    Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5.    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.    Book Entry

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.    STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 14 hereof, the number of shares of Stock available for issuance under the Plan shall be 1.45 million. Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury shares. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

If the Option Price of any Option granted under the Plan, or if pursuant to Section 15.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.    EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.    Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.    Term.

The Plan has no termination date, however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.

5.3.    Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.] No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.    AWARD ELIGIBILITY AND LIMITATIONS

6.1.    Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.    Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.    Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred fifty thousand (150,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option, to any person eligible for an Award under Section 6 hereof is forty thousand (40,000) per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2 million and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $2 million.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 14 hereof.

6.4.    Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

7.    AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified Stock Options.

8.    TERMS AND CONDITIONS OF OPTIONS

8.1.    Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be not less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.    Vesting.

Subject to Sections 8.3 and 14.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3.    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.    Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement.

8.5.    Termination of Employment or Other Relationship.

Upon the termination of a Grantee’s employment or other relationship with the Company other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 8.2 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 8.2 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless the Board, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

8.6.    Rights in the Event of Death.

If a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section 8.2 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

8.7.    Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such

Grantee’s Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section Error! Reference source not found. above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

8.8.    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 14 hereof which results in termination of the Option.

8.9.    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.10.    Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.11.    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.12.    Transferability of Options

Except as provided in Section 8.13, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.13, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.13.    Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.13, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.13, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.13 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.5 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.5.

9.    TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

9.1.    Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

9.2.    Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units; provided, however, the restricted period for performance based restrictions shall be no less than one year from the Grant Date and the restricted period for time-based restrictions shall be no less than three years from the Grant Date. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 11.1 and 11.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

9.3.    Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse.

9.4.    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

9.5.    Rights of Holders of Stock Units.

9.5.1.    Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

9.5.2.    Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.6.    Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

9.7.    Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

9.8.    Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

10.    FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

10.1.    General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

10.2.    Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

10.3.    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 15.3.

10.4.    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

11.    TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

11.1.    Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 11.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

11.2.    Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 11.2.

11.2.1.    Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 11.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

11.2.2.    Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

11.2.3.    Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

11.2.4.    Performance or Annual Incentive Award Pool.

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

11.2.5.    Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

11.3.    Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

11.4.    Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 11.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 11.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12.    PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

13.    REQUIREMENTS OF LAW

13.1.    General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2.    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.    EFFECT OF CHANGES IN CAPITALIZATION

14.1.    Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, as applicable, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets [(including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company)] without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

14.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 14.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

14.3.    Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 14.3 and the last sentence of Section 14.4:

(i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 14.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, and Restricted Stock theretofore granted, or for the substitution for such Options, and Restricted Stock for new common stock options and stock appreciation rights and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

14.4.    Adjustments.

Adjustments under this Section 14 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

14.5.    No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.    GENERAL PROVISIONS

15.1.    Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

15.2.    Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

15.3.    Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 15.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

15.4.    Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

15.5.    Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

15.6.    Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

15.7.    Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.8.    Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

*    *    *

To record adoption of the Plan by the Board as of                          , 2004, and approval of the Plan by the stockholders on                          , 2004, the Company has caused its authorized officer to execute the Plan.

Global Imaging Systems, Inc.

By:
Title:

Appendix B: Form of Proxy

GLOBAL IMAGING SYSTEMS, INC.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT

Ú    FOLD AND DETACH HERE    Ú

☒  PLEASE MARK VOTES AS IN EXAMPLE.

This proxy, when properly executed, will be voted as directed. If no direction is otherwise made, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and in the discretion of the named proxies as to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to Global’s Secretary of either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

1.	To elect the nominees to the Board of Directors: Mark A. Harris, Edward N. Patrone, Michael Shea, and Edward J. Smith.

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐ * * Instruction: to vote for all nominees except those indicated on the line above.
2.	Approval of Amendment to 2004 Omnibus Long-Term Incentive Plan.

☐ FOR AMENDMENT TO 2004 OMNIBUS LONG-TERM INCENTIVE PLAN	☐ AGAINST AMENDMENT TO 2004 OMNIBUS LONG-TERM INCENTIVE PLAN	☐ ABSTAIN

GLOBAL IMAGING SYSTEMS, INC.

Proxy Solicited on Behalf of the Board of Directors of Global

for Annual Meeting to be held on August 8, 2005.

The undersigned, being a shareholder of Global Imaging Systems, Inc. (“Global”), hereby appoints Thomas S. Johnson and Lawrence Paine, or either of them, with full power of substitution in each, as proxies and hereby authorizes such proxies, or either of them, to represent the undersigned at the Annual Meeting of Shareholders of Global to be held at the office of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 on August 8, 2005, at 9:00 a.m., eastern time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR PREFERENCES UNLESS YOU SIGN AND RETURN THIS CARD.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please execute your proxy promptly and return it in the enclosed envelope.

Ú    FOLD AND DETACH HERE    Ú

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, director, or guardian, please give full title as such.

Signature:
Date:
Signature:
Date: